EXHIBIT 99.1

Synthesis Energy Systems Engages Financial Advisors to Evaluate Strategic and Financing Alternatives

HOUSTON, April 02, 2019 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SES), today announced that its Board of Directors has engaged Clarksons Platou Securities, Inc. to act as its financial advisor to the Company as it conducts a process to evaluate strategic alternatives and financing options focused on maximizing shareholder value. Such alternatives could include but not be limited to a strategic merger, a sale of all or part of the Company, a recapitalization and/or a financing consisting of equity and/or debt securities.

The Board has not set a definitive timetable for completion of its evaluation of strategic and financing alternatives and there can be no assurance that the process will result in any transaction being announced or completed in the future. The Company does not expect to discuss or disclose further developments regarding this process until its Board of Directors has approved a transaction or specific action or otherwise determined that further disclosure is appropriate or required by law.

About Clarksons Platou Securities, Inc.
Clarksons Platou Securities, Inc. is a registered broker-dealer subsidiary of Clarksons PLC headquartered in New York. It focuses on the global maritime, oil services and natural resources sectors, providing capital markets and advisory services. It advises on areas such as mergers & acquisitions, restructuring and recapitalization, debt capital markets, public and private equity, and provides equity and credit sales & trading and equity and credit research.

About Synthesis Energy Systems, Inc.
Synthesis Energy Systems, Inc. (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, and high moisture coals which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. For more information, please visit: www.synthesisenergy.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of Batchfire Resources Pty Ltd (“BFR”), Australian Future Energy Pty Ltd (“AFE”), and Cape River Resources Pty Ltd (“CRR”) management to successfully grow and develop their Australian assets and operations, including Callide, Pentland and the Gladstone Energy and Ammonia Project; the ability of BFR to produce earnings and pay dividends; the ability of SES EnCoal Energy sp. z o. o. (“SEE”) management to successfully grow and develop projects, assets and operations in Poland; our ability to raise additional capital; our indebtedness and the amount of cash required to service our indebtedness; our ability to find a partner for our technology business; our ability to develop and expand business of the TSEC Joint Venture in the joint venture territory; our ability to develop our business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies; our ability to successfully develop our licensing business; our ability to continue as a going concern; the ability of our project with Yima to produce earnings and pay dividends; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to maintain our listing on the NASDAQ Stock Market; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power; the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. We cannot assure you that the assumptions upon which these statements are based will prove to be correct. Please refer to our latest Form 10-K available on our website at www.synthesisenergy.com.

Contact:
Synthesis Energy Systems, Inc.
Investor Relations:
Phone Number: (713) 579-0600
Email: ir@synthesisenergy.com